Exhibit 99.1

ARQULE, INC.
2012 Annual Meeting
Report of Matters Voted Upon by Stockholders

1.    The 2012 Annual Meeting of Stockholders of ArQule, Inc.  (the “Annual Meeting”) was held at the offices of ArQule, Inc. (the “Company”) at 19 Presidential Way, Woburn, Massachusetts 01801, on May 24, 2012 commencing at 10:00 a.m. pursuant to notice properly given.

2.    At the close of business on March 30, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 53,883,743 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters before the Annual Meeting.

3.    At the Annual Meeting 49,616,871 shares of the Registrant’s issued and outstanding common stock, were represented in person or by proxy, constituting a quorum.

4.    At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his name, constituting a plurality of the votes cast, and was duly elected as a director of the Registrant:

Name of
Nominee	Votes For	Withheld Authority

Timothy C. Barabe	41,205,808	853,608
Paolo Pucci	41,275,425	783,991

	Broker Non-votes: 7,557,455 shares

8.    The following table sets forth the tally of the votes cast on the proposal to ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2012.

Votes For	Votes Against	Votes Abstaining

46,050,618	244,747	3,321,506

	Broker Non-votes: 0 shares

9.   The following table sets forth the tally of the votes cast on the proposal to approve, by non-binding vote, the compensation of our named executive officers

Votes For	Votes Against	Votes Abstaining

37,975,220	790,041	3,294,155

	Broker Non-votes: 0 shares